As filed with the Securities and Exchange Commission on October 16, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2243266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 Hudson Street
Jersey City, New Jersey 07302
(Address of Principal Executive Offices)

FRANKLIN CREDIT MANAGEMENT CORPORATION
2012 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Thomas J. Axon
President
Franklin Credit Management Corporation
101 Hudson Street
Jersey City, New Jersey 07302
(Name and Address of Agent for Service)

(201) 604-1800
(Telephone Number, Including Area Code,
of Agent for Service)

Copy to:

Kevin P. Gildea
Chief Legal Officer and Executive Vice President
Franklin Credit Management Corporation
101 Hudson Street
Jersey City, New Jersey 07302
(201) 604-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer	☒	Smaller reporting company
Do not check if smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.01 per share	1,500,000 (1)	$0.26 (2)	$390,000 (2)	$53.20

(1)
This Registration Statement is being filed with the Securities and Exchange Commission to register 1,500,000 shares of common stock which may be issued under the Franklin Credit Management Corporation 2012 Stock Incentive Plan (the “Plan”).

(2)	The Proposed Maximum Aggregate Offering Price is based on estimates in accordance with Rule 457(c).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.              Plan Information.  The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the note to Part I of Form S-8.

Item 2.              Registrant Information and Employee Plan Annual Information.  Not required to be filed with the Commission.

Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1).  Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following document:

(1)	the Registrant’s Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2012, as amended; and
(2)
All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The Registrant will provide without charge to each person to whom this registration statement is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to: Kevin P. Gildea, Franklin Credit Management Corporation, 101 Hudson Street, Jersey City, NJ 07302.  Telephone requests may be directed to (201) 604-1800.

Item 4.              Description of Securities.

Not applicable.

Item 5.              Interest of Named Experts and Counsel.

The validity of the shares offered under the Registration Statement is being passed upon for the Registrant by Kevin Gildea, Esq., who is employed by the Registrant as its General Counsel.

Item 6.              Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article VI of the Registrant’s Sixth Amended and Restated Certificate of Incorporation provides that the Registrant shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), indemnify each person who is or was a director of the Registrant or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Registrant or of any of its subsidiaries, or is or was at any time serving, at the request of the Registrant, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity (provided that such person’s actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful), against all expense, liability and loss (including, but not limited to, reasonable out-of-pocket attorneys’ fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in respect of any settlement approved in advance by the Registrant, which approval shall not be unreasonably withheld) incurred or suffered by such director in connection with such proceeding; provided, however, that, except as provided in Paragraph E of Article VI of the Registrant’s Sixth Amended and Restated Certificate of Incorporation, the Registrant shall not be obligated to indemnify any person under such Article VI in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Registrant and was initiated by such person against (i) the Registrant or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Registrant or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Registrant or has or had business relations with the Registrant or any of its subsidiaries.

The right to indemnification conferred by such Article VI includes the right to be paid by the Registrant the reasonable out-of-pocket fees and expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or former director, and such other reasonable assurance that the Registrant may reasonably require, that all amounts so advanced shall be repaid if it shall ultimately be determined that such director or former director is not entitled to be indemnified by the Registrant.

Article VI of the Registrant’s Sixth Amended and Restated Certificate of Incorporation also permits the indemnification by the Registrant of persons other than directors to the fullest extent permitted by the Delaware Corporation Law.  In addition, FCMC’s by-laws provide that the Registrant may indemnify any director, officer, employee or agent of the Registrant to the full extent permitted by law.

The Registrant has obtained directors and officers liability insurance, effective August 13, 2012, for the benefit of its directors and certain of its officers.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.  The Registrant’s Sixth Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Exhibit Number	Description
4.1
Sixth Amended and Restated Certificate of Incorporation of Franklin Credit Management Corporation.  Incorporated by reference to Registrant’s Registration Statement on Form 10, filed with the Commission on August 13, 2012, as amended.

4.2
Amended and Restated By-laws of Franklin Credit Management Corporation.  Incorporated by reference to Registrant’s Registration Statement on Form 10, filed with the Commission on August 13, 2012, as amended.

4.3
Franklin Credit Management Corporation 2012 Stock Incentive Plan.  Incorporated by reference to Registrant’s Registration Statement on Amendment No. 1 to Form 10, filed with the Commission on September 18, 2012, as amended.

4.4*	Form of Incentive Stock Option Agreement.
4.5*	Form of Nonqualified Stock Option Agreement.
5.1*	Opinion of Kevin Gildea, Esq.
23.1*	Consent of Kevin Gildea, Esq. (included in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of Marcum LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
__________________

*           Filed herewith.

Item 9.              Undertakings.

(a)	Rule 415 Offer. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 CFR 230.424(b)), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (17 CFR 239.16b), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (17 CFR 230.430B):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 CFR 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 CFR 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 CFR 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (17 CFR 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 CFR 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 CFR 230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Request for acceleration of effective date or filing of registration statement becoming effective upon filing.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 16th day of October, 2012.

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Paul D. Colasono
Paul D. Colasono
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the persons whose signatures appear below each severally constitutes and appoints Paul D. Colasono and Kevin P. Gildea his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments) relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or their substitute, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Axon	Chairman and President	October 16, 2012
Thomas J. Axon	(Principal Executive Officer)

/s/ Paul D. Colasono	Chief Financial Officer and Executive Vice
Paul D. Colasono	President (Principal Financial Officer)	October 16, 2012

/s/ Kimberley Shaw	Vice President - Finance, Treasurer and Controller	October 16, 2012
Kimberley Shaw	(Principal Accounting Officer)

/s/ Michael Bertash	Director	October 16, 2012
Michael Bertash

/s/ Frank B. Evans, Jr.	Director	October 16, 2012
Frank B. Evans, Jr.

/s/ Steven W. Lefkowitz	Director	October 16, 2012
Steven W. Lefkowitz

/s/ Allan R. Lyons	Director	October 16, 2012
Allan R. Lyons

EXHIBIT INDEX

Exhibit Number	Description
4.1
Sixth Amended and Restated Certificate of Incorporation of Franklin Credit Management Corporation.  Incorporated by reference to Registrant’s Registration Statement on Form 10, filed with the Commission on August 13, 2012, as amended.

4.2
Amended and Restated By-laws of Franklin Credit Management Corporation.  Incorporated by reference to Registrant’s Registration Statement on Form 10, filed with the Commission on August 13, 2012, as amended.

4.3
Franklin Credit Management Corporation 2012 Stock Incentive Plan.  Incorporated by reference to Registrant’s Registration Statement on Amendment No. 1 to Form 10, filed with the Commission on September 18, 2012, as amended.

4.4*	Form of Incentive Stock Option Agreement.
4.5*	Form of Nonqualified Stock Option Agreement.
5.1*	Opinion of Kevin Gildea, Esq.
23.1*	Consent of Kevin Gildea, Esq. (included in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of Marcum LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

__________________

*           Filed herewith.